                                                                   EXHIBIT 10.21


                               LICENSE AGREEMENT                    CONFIDENTIAL
                               -----------------

     This License Agreement (the "Agreement") is entered into as of this 1st day of October, 1999 (the "Effective Date"), by and between Cadence Design Systems, Inc., a Delaware corporation with offices at 555 River Oaks Parkway, San Jose, CA 95134 ("Cadence") and Numerical Technologies Inc., a California corporation with offices at 70 West Plumeria Drive, San Jose, CA 95134-2134 ("NTI").

RECITAL
-------

     WHEREAS, Cadence develops and markets electronic design automation ("EDA") software tools for integrated circuit design and NTI develops and markets software design tools for subwavelength integrated circuit technologies. Cadence desires to incorporate into its products certain of NTI's software design tool modules for subwavelength integrated circuit technologies subject to the terms and conditions of this Agreement.

     In consideration of the foregoing and the mutual promises contained herein, Cadence and NTI agree as follows:

     1.    DEFINITIONS.

           1.1   "Agent" of Cadence or NTI means, an individual or
                  -----
entity who is authorized to act for or in place of and to bind Cadence or NTI, as the case may be, with respect to dealings or contractual obligations with third parties.

           1.2   "Affiliate" of Cadence or NTI means, respectively, any entity
                  ---------
that controls, is controlled by, or is under common control with such party, where "control" means ownership of fifty percent (50%) or more of the outstanding voting securities of the entity in question or the power to otherwise control the voting or affairs of such entity.

           1.3   "Cadence Combined Products" shall mean the Cadence software
                  -------------------------
products that are comprised of one or more Cadence Products and one or more NTI Product Components.

           1.4   "Cadence Products" shall mean the Cadence software products
                  ----------------
listed in Exhibit A attached hereto and any other commercially released place-and-route, physical design, and physical verification family of products offered by Cadence or any of its Affiliates (other than products of Avant!, Mentor Graphics, or Synopsys, should Candence or any of its Affiliates merge with, acquire, or be acquired by any of these three companies) primarily for the same intended uses as the products listed in Exhibit A.

           1.5   "Critical Error" shall mean (i) an Error that stops, prevents
                  --------------
or hinders in a material and substantial way design work or production work;
(ii) an Error that causes design data corruption; or (iii) any other substantial Error for which there is no reasonably acceptable work around.

           1.6   "Derivative Work" shall mean a derivative work within the
                  ---------------
meaning of the U.S. copyright law.

Numerical Technologies - CADENCE

[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    CONFIDENTIAL

           1.7   "Documentation" shall mean the manuals and other documentation
                  -------------
that NTI generally makes available with the NTI Product Components to end users.

           1.8   "Error Corrections" shall mean any Error corrections, patches,
                  -----------------
and bug fixes prepared by or for NTI to any portion of the NTI Product
Components.

           1.9   "Error" means any failure of an NTI Product Component to
                  -----
conform to its specifications or the applicable Documentation or to provide consistent and accurate results.

           1.10  "Initial Term" means the period beginning on the Effective Date
                  ------------
and ending on December 31, 2002.

           1.11  "Intellectual Property Rights" shall mean (by whatever name or
                  ----------------------------
term known or designated) copyrights, trade secrets, patents, and any other intellectual and industrial property and proprietary rights (excluding trademarks) including registrations, applications, renewals and extensions of such rights.

           1.12  "NTI Product Components" shall mean the NTI product components
                  ----------------------
that are listed in Exhibit B attached hereto and all Updates thereto.

           1.13  "Renewal Term" means the period beginning on January 1, 2003
                  ------------
and ending on December 31, 2004.

           1.14  "Update" shall mean any new release or version of the NTI
                  ------
Product Components or Cadence Products, as the case may be, that is designated by a different version number (e.g., 2.0 instead of 1.0, or 2.1 instead of 2.0) and, with respect to the NTI Product Components, any new software product that
(i) uses the same methodology as the NTI Product Components and (ii) is designed primarily for the same intended uses as the NTI Product Components. Moreover, for the purpose of clarification and avoidance of doubt, to the extent that NTI or Cadence integrates the source code for the NTI Product Components or Cadence Products or portions thereof, with additional source to make new NTI or Cadence products (other than the NTI Product Components or Cadence Products), such additional source code shall not constitute Updates but any improvements to the source code for the NTI Product Components or Cadence Products shall constitute Updates. Also, any source code created by or for NTI in the course of creating customized interfaces between the NTI Product Components and third party products as permitted under this Agreement will not constitute Updates.

     2.    DELIVERY OF NTI LICENSED TECHNOLOGY.

           NTI shall deliver the NTI Product Components and the Documentation to Cadence promptly after the Effective Date in a mutually acceptable format and manner and at a mutually acceptable place and time.

                                                                    CONFIDENTIAL

     3.    LICENSE GRANTS.

           3.1   Software License to Cadence. NTI hereby grants to Cadence
                 ---------------------------
the following nonexclusive (subject to Section 4), worldwide licenses, under all of NTI's Intellectual Property Rights in and to the NTI Product Components:

                 (a) to use, reproduce, perform and display the NTI Product Components (in object code form only) for Cadence's internal purposes including integration work (with Cadence Products only), testing, support, and demonstrations,

                 (b) to use, reproduce, perform and display the NTI Product Components with the Cadence Products (in object code form only) for the purpose of providing Cadence design and methodology services to Cadence customers, provided that Cadence may not provide optical proximity correction design services using the NTI Product Components alone for Cadence customers not using the Cadence Products for the product design at issue;

                 (c) to reproduce and distribute, and to make, have made, offer for sale, import and sell, the NTI Product Components, in object code form only, solely as incorporated or bundled with the Cadence Products and not on a standalone basis; and

                 (d) to reproduce and distribute, and to make, have made, offer for sale, import and sell, the NTI Product Components, in object code form only, on a standalone basis only to those Cadence customers who, as of the Effective Date, already have purchased a license for at least one (1) of the Cadence Products ("Existing Customers"), solely for the purpose of allowing such customers to use the NTI Product Components with Cadence Products.

     Such licenses shall be subject to the restrictions set forth in Section
3.3. Cadence may sublicense the rights granted in this Section 3.1 only as follows: (i) Cadence may sublicense the rights to use, reproduce and distribute the NTI Product Components incorporated or bundled with the Cadence Products to its distributors, resellers, OEM customers, VAR customer, and VAD customers; and
(ii) Cadence may sublicense the rights to use and reproduce the NTI Product Components to its end-user customers, solely for the purpose of allowing such end-user customers to use the NTI Product Components with Cadence Products.

           3.2   Documentation License to Cadence. NTI grants to Cadence a
                 --------------------------------
nonexclusive (subject to Section 4), worldwide license, under all of NTI's Intellectual Property Rights in and to the Documentation, to use, reproduce, perform, display, distribute, and to make, have made, offer for sale, import and sell the Documentation solely to the extent that the Documentation is to be used in connection with the Cadence Combined Products or the NTI Product Components on a stand-alone basis as permitted under Section 3.1(d) above. Cadence may sublicense the right to reproduce and distribute the Documentation solely to the extent that it is to be used in connection with the Cadence Combined Products (or the NTI Product Components on a stand-alone basis as permitted under Section 3.1(d) above) to its distributors, resellers, OEM customers, VAR customers and VAD customers.

                                                                    CONFIDENTIAL

           3.3   Restrictions. Cadence shall not itself, or through any
                 ------------
Affiliate, Agent or third party: (a) sell, lease, license or sublicense the NTI Product Components or the Documentation (except as expressly permitted in Section 3.1 and 3.2), (b) decompile, disassemble, reverse engineer or otherwise attempt to derive source code from the NTI Product Components, in whole or in part, except to the extent such restriction is prohibited by applicable law; (c) modify or create Derivative Works from the NTI Product Components; or (d) use the NTI Product Components to provide processing services to third parties (except as expressly permitted under Section 3.1) or otherwise use the NTI Product Components on a service bureau basis.

           3.4   Copyright Notices. Cadence agrees that it will not remove any
                 -----------------
copyright notices, proprietary markings, trademarks or tradenames from the NTI Product Components or Documentation.

           3.5   Software License Terms. Cadence shall use its then-current
                 ----------------------
standard form software license terms for marketing and licensing the NTI Product Components under this Agreement. Cadence shall include in its standard form software license terms warranty disclaimer and limitation of liability provisions for the benefit of NTI. NTI agrees that Cadence may refer to NTI as a "third party" in the standard form license terms.

           3.6   Trademark License to Cadence. Cadence shall display NTI's
                 ----------------------------
trademarks and logos with any marketing, promotional or advertising literature pertaining to the Cadence Combined Products. NTI grants to Cadence a nonexclusive, worldwide license to use the NTI trade names, trademarks and logos set forth in Exhibit C ("NTI's Trademarks") attached hereto during the term of this Agreement solely in connection with the NTI Product Components as part of the Cadence Combined Products, with the Documentation and in conjunction with any other marketing, promotional or advertising literature pertaining to the Cadence Combined Products. Cadence shall comply with any and all reasonable and customary guidelines provided by NTI in writing concerning the use of NTI's Trademarks. To enable NTI to monitor the use of NTI's Trademarks, Cadence shall provide, as requested by NTI from time to time, samples of all items and materials to which a NTI Trademark has been applied. Cadence shall obtain no rights with respect to any of NTI's Trademarks, other than the rights set forth herein. At NTI's written request, Cadence shall assign to NTI any such right, title and interest exceeding the rights granted herein that it may obtain in NTI's Trademarks and the associated goodwill. All goodwill arising out of any uses of NTI's Trademarks will inure solely to the benefit of NTI.

           3.7   ModelCal Distribution License. The license to the NTI Product
                 -----------------------------
Component referred to in Exhibit B as the ModelCal Software is subject to the further license terms:

                 (a) Cadence agrees to list the ModelCal Software in its price book as the "NTI Model Calibrator."

                 (b) Cadence agrees to put in place appropriate language and controls to limit distribution of the ModelCal Software to single copy licenses in conjunction with other licenses of the NTI Product Components under this Agreement.

                                                                    CONFIDENTIAL

                 (c) Cadence agrees to refer ModelCal Software customers directly to NTI for purchases of additional ModelCal Software licenses.

                 (d) As between Cadence and NTI, NTI will provide any maintenance, support, and consulting to end users of the ModelCal Software at commercially reasonable prices. The ModelCal Software will be licensed to end users either under Cadence's then-current standard form software license terms in accordance with Section 3.5 or under a form of end user license agreement supplied by NTI in which NTI is the licensor.

     4.    EXCLUSIVITY.

           4.1   Limits on NTI's Activities. During the Initial Term of this
                 --------------------------
Agreement and any Renewal Term hereunder, subject to Section 4.2:

                 (a) NTI shall not, directly or through any of its Affiliates or Agents, license, distribute, or otherwise provide any of the NTI Product Components to Avant!, Mentor Graphics, or Synopsys without the express prior written consent of Cadence, which Cadence may grant or withhold in its sole discretion;

                 (b) NTI shall not, directly or through any of its Affiliates or Agents, develop, or assist any third party in developing, or otherwise participate in the development of, interfaces between, or an integrated solution consisting of (in whole or in part), any of the NTI Product
Components and any Avant!, Mentor Graphics, or Synopsys product;

                 (c) NTI shall not, directly or through any of its Affiliates or Agents, participate in, or assist any third party with, any marketing or sales activities with Avant! Mentor Graphics, or Synopsis or the marketing or distribution of interfaces between, or an integrated solution consisting of (in whole or in part), any of the NTI Product Components and any Avant!, Mentor Graphics, or Synopsys product; and

                 (d) NTI shall include in all agreements with third parties in which the third party is licensed to redistribute the NTI Product Components (including OEM, reseller, and distribution agreements) a provision that the third party's license to redistribute the NTI Product Components will automatically terminate (subject to reasonable sell-off terms that allow the licensee, for up to ninety (90) days after the date of termination, to fulfill customer orders accepted before the date of termination) if (i) Avant!, Mentor Graphics, or Synopsys enters into an agreement to merge with, acquire the material assets of, or acquire thirty percent (30%) or more of the outstanding capital stock of, or purchase all or substantially all of the assets of a specific business unit of, the third party that is utilizing the NTI Product Components, (ii) the third party enters into an agreement to acquire the material assets of, or to merge with or acquire thirty percent (30%) or more of the outstanding capital stock of, Avant!, Mentor Graphics, or Synopsys and the resulting combined entity distributes an EDA product (other than the Cadence Combined Products) that incorporates any of the NTI Product Components, or (iii) such third party distributes or licenses the NTI Components or any product incorporating the NTI Components to Avant!, Mentor Graphics or Synopsys.

                                                                    CONFIDENTIAL

     Permitted NTI Activities. Subject to Section 4.1, NTI shall have the right
     ------------------------
to license, distribute, OEM and sell the NTI Product Components to any third party other than Avant!, Mentor Graphics, or Synopsys. Consistent with the foregoing, NTI agrees that it will prohibit any third party who has the right to distribute NTI Components from licensing or transmitting the NTI Components, either on a stand-alone basis or as incorporated into any products, to Avant!, Mentor Graphics, or Synopsys. Notwithstanding Section 4.1, if Cadence fails to meet the Cadence Production Release Milestones set forth in Exhibit D, NTI shall have the unrestricted right to enter into OEM or distribution license agreements with Synposys for any or all of the NTI Product Components. NTI shall notify Cadence in writing (a) if NTI believes that Cadence has failed to meet any of the Cadence Production Release Milestones set forth in Exhibit D, and (b) within two (2) business days after entering into such an agreement with Synopsys. If, in response to any notice from NTI under clause (a) above, Cadence notifies NTI in writing (within ten (10) days after receipt of NTI's notice) that Cadence believes it has met the Cadence Production Release Milestones in question, the parties will attempt to resolve the dispute in accordance with Section 13. NTI will not enter into any OEM or distribution license agreement with Synopsys until (i) it has given notice to Cadence as described in clause (a) above and
(ii) either Cadence has acknowledged in writing that it failed to meet one of Cadence Production Release Milestones, or Cadence has failed to notify NTI within ten (10) days as described above that Cadence believes it has met the Cadence Production Release Milestones in question, or if Cadence does so notify NTI, the dispute has been resolved in favor of NTI or the parties have been unable to resolve the dispute in accordance with Section 13.

     Notwithstanding Section 4.1, NTI will have the right to assist a particular end user in integrating the NTI Product Components with any Avant!, Mentor Graphics, or Synopsys product solely for such end user customer's internal use, provided that neither NTI nor such end user customer markets such integration services or markets or distributes any interfaces developed in connection with such integration work. It is understood and agreed that it will not be considered a breach of Section 4.1 by NTI if Avant!, Mentor Graphics, or Synopsys gains access to the NTI Product Components through doing integration work at a customer's facilities.

           4.2   Limits on Cadence's Activities. During the Initial Term and any
                 ------------------------------
Renewal Term, Cadence shall not, directly or through any of its Affiliates or Agents, license, distribute, or otherwise provide any of the NTI Product Components to Avant!, Mentor Graphics, or Synopsys without the express prior written consent of NTI, which NTI may grant or withhold in its sole discretion, and Cadence shall not develop, or participate in the development of, interfaces between, or an integrated solution consisting of (in whole or in part), any of the NTI Product Components and any Avant!, Mentor Graphics, or Synopsys product. Cadence shall not be restricted from
              ---
developing, licensing, acquiring, marketing or distributing any technologies which have substantially the same functionality as the NTI Product Components. Cadence shall use commercially reasonable efforts to introduce and field the Cadence Combined Products as the primary Cadence solution for design tools for subwavelength integrated circuit technologies during the Initial Term. The restrictions and obligations on Cadence in this Section 4.3 will apply only as long as NTI has not materially breached its obligations under Sections 4.1 and 4.2.

                                                                    CONFIDENTIAL

     5.    FEES.

           5.1   Payment Amounts During Term. Subject to Section 5.4, Cadence
                 ---------------------------
shall pay NTI a license fee for license of the NTI Product Components ("License Fee") in the amount of [***] and shall pay NTI a fee for training and support regarding the NTI Product Components ("Service Fee") in the amount of [***] during the Initial Term. The License Fee shall be paid in accordance with the schedule set forth in Exhibit E attached hereto and Section 5.3 below. The specific Service Fees to be paid are set forth in Exhibit F and shall be paid in accordance with the schedule set forth in Exhibit F and
Section 5.3 below. Other than the fees described in this Section 5.1 and Exhibit B, no other royalties or payments shall be payable by Cadence to NTI for the license of the NTI Product Components during the Initial Term or, to the extent that Cadence's rights under this Agreement survive the expiration or termination of this Agreement, after such expiration or termination.

           5.2   Payments Amounts During Renewal Period. If Cadence exercises
                 --------------------------------------
its option to renew the term of this Agreement under Section 13.2 hereunder, Cadence shall pay NTI an additional License Fee in the amount of [***] and an additional Service Fee in the amount of [***] during the Renewal Term. The License Fee shall be paid in accordance with the schedule set forth in Exhibit E and the Service Fee shall be paid in accordance with a schedule to be mutually agreed upon by the parties. Other than the fees described in this
Section 5.2 and Exhibit B, no other royalties or payments shall be payable by Cadence to NTI for the license of the NTI Product Components during the renewal term or, to the extent that Cadence's rights under this Agreement survive the expiration or termination of this Agreement, after such expiration or termination.

           5.3   Payment Terms. Payments will be made as indicated on the Fee
                 -------------
Payment Schedule on Exhibits E and F.

           5.4   Reduced Fees. If during the Initial Term or any Renewal Term
                 ------------
NTI executes a distributor or OEM agreement with [***] as permitted under
Section 4.2, beginning on the effective date of such agreement, the amount of the License Fees payable thereafter by Cadence under this Section 5 during the Initial Term and any Renewal Term shall be reduced by [***]. For the purpose of clarification, in no event shall Cadence be entitled to any refund of License Fees or Service Fees hereunder .

           5.5   No Withholding. Cadence understands and agrees that, in the
                 --------------
event of NTI's material breach of its training and support obligations, Cadence shall not be entitled to withhold payment of License Fees hereunder.

     6.    PROPRIETARY RIGHTS.

           6.1   Cadence Products. The parties agree that, as between the
                 ----------------
parties, Cadence retains all right, title and interest in and to the Cadence Products and in all Intellectual Property Rights therein.

[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    CONFIDENTIAL

           6.2   NTI Products. The parties agree that, as between the parties,
                 ------------
NTI retains all right, title and interest in and to the NTI Product Components and in all Intellectual Property Rights therein.

     7.    TRAINING AND SALES SUPPORT.

           7.1   Training of Cadence Employees. NTI will provide the following
                 -----------------------------
training regarding the NTI Product Components to Cadence employees:

                 (a) Model Calibration Training: one (1), two (2) day class employing two (2) NTI trainers, each quarter during the Initial Term and any Renewal Term; and

                 (b)   Product Training for NOPC, SiDRC and ImagIC: one (1), two
(2) day class employing two (2) NTI trainers, each quarter during the Initial Term and any Renewal Term.

     All training classes shall be provided at locations to be mutually agreed upon by the parties. Any additional training shall be provided to Cadence by NTI at an additional charge to be mutually agreed upon by the parties. For purposes of this Section 7, "days" do not include travel time to or from locations where NTI provides training or support pursuant to this Section 7.

           7.2   Joint Sales Calls. Two (2) NTI employees shall participate with
                 -----------------
Cadence in sales calls for up to three (3) weeks per quarter, made to prospective customers for the Cadence Combined Products during the Initial Term and any Renewal Term.

           7.3   Model Calibration Service. NTI shall make available two (2)
                 -------------------------
specialists for a total of two (2) calendar days per quarter to support the customer and/or Cadence to accomplish model calibration of processes and OPC rule generation during the Initial Term and any Renewal Term.

           7.4   Joint Marketing Efforts. NTI and Cadence agree to take
                 -----------------------
reasonable commercial steps to coordinate their respective efforts to market the NTI Product Components and to create joint marketing collateral regarding the NTI Product Components and Cadence Combined Products.

           7.5   Training of Cadence End Users. Cadence shall have the sole
                 -----------------------------
responsibility for conducting end-user training for the Cadence Combined
Products.

           7.6   Cadence End User Support. Cadence shall be solely responsible
                 ------------------------
for providing product technical support to all end-users of the Cadence Combined Products.

     8.    UPDATES AND SUPPORT OF CADENCE.

           8.1 Updates. During the term of this Agreement, NTI shall deliver to
               -------
Cadence any Updates to the NTI Product Components that NTI has prepared upon commercial release thereof. NTI agrees that it will not rename the NTI Product Components in order to avoid providing Cadence with Updates that Cadence is entitled to under this Section 8.1.

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                                                                    CONFIDENTIAL

           8.2   Back-Up Support and Error Corrections. During the term of this
                 -------------------------------------
Agreement, NTI shall provide to Cadence back-up support for the NTI Product Components as follows:

                 (a)   Error Correction. NTI will use reasonable commercial
                       ----------------
efforts to provide an Update to correct any Errors in the NTI Product Components reported by Cadence. Such efforts will include, as appropriate, (i) reviewing the Error with Cadence, (ii) gathering additional information about the Error,
(iii) analyzing the Error to determine its cause, (iv) providing an Error solution (which may be an Update or a workaround, if already known), and (v) when required providing an Update that corrects the Error. When available, Updates will be delivered promptly to Cadence at no additional cost. NTI will provide Cadence with an estimate of how long it will take to correct the Errors reported by Cadence (in accordance with Section 8.2(b)) and will keep Cadence informed of the progress of the problem resolution.

                 (b)   Error Classification and Response. Cadence and NTI will
                       ---------------------------------
jointly classify Errors reported by Cadence as follows: "Fatal" means an Error that prevents the product from performing any useful work; "Severe Impact" means an Error that disables a major or essential function or functions (other than Fatal Errors); "Degraded Operations" means an Error that disables one or more non-essential functions; and "Minor" means all other Errors. NTI will use reasonable commercial efforts to confirm receiving a report of an Error, provide a workaround or temporary fix including Documentation changes, and provide an Update correcting the Error as follows:

Severity            Confirm Report   Temporary Fix           Update

                                     Continued effort until
Fatal               1 business day   corrected               6 days

Severe Impact       1 business day   5 business days         20 days

Degraded Operations 2 business day   15 business days        60 days

Minor               5 business day   To be determined on a   To be determined
                                     case-by-case basis      on a case-by-case
                                                             basis

     NTI will provide to Cadence sufficient advance notice of any planned Updates as soon as such plans are made by NTI so as to enable Cadence to adapt its interfaces to the NTI Product Components in a timely manner.

     9.    RIGHT TO MATCH ACQUISITION OFFER.

           9.1  Acquisition Offers.  In the event that NTI receives a bona fide
                ------------------
offer to acquire NTI from Synopsys, Mentor Graphics or Avant! (whether by merger, stock exchange, sale of substantially all of the assets or other business combination) pursuant to which the shareholders of NTI would hold less than 50% of the voting equity securities of the successor or acquiring corporation following such acquisition (an "Acquisition Offer"), and the Board of Directors of NTI, after review of such Acquisition Offer, determines that it is in the best interests of NTI's shareholders to accept such offer, then NTI shall provide written notice of such determination (the "Acquisition Offer Notice") to Cadence and Cadence shall, subject to the terms and conditions of Sections 9.2 and 9.3 below, have the right to match or exceed such Acquisition Offer as described below.

                                                                    CONFIDENTIAL


           9.2  Counter Acquisition Offer.  The Acquisition Offer Notice shall
                -------------------------
set forth the principal financial and other terms of the Acquisition Offer. Cadence shall have thirty (30) calendar days following receipt of the Acquisition Offer Notice to respond with a counter Acquisition Offer. The Board (excluding any Board representative of Cadence should any such representative exist) shall review all Acquisition Offers received and shall, in its sole discretion consistent with its fiduciary duties under law and with the advice of its investment advisors, if any, determine which Acquisition Offer is in the best interests of NTI and its shareholders (taking into account which Acquisition Offer is financially superior, which has the greatest likelihood of consummation and other factors. During this thirty (30) day period NTI shall not
(i) publicly endorse or comment upon any other Acquisition Offer and (ii) shall not allow any other prospective purchaser to have access to NTI's records, facilities, or personnel for the purpose of conducting a due diligence review.

           9.3   Assignability. The right to match under this Section 9 is not
                 -------------
assignable by Cadence without the prior written consent of NTI, except to Affiliates of Cadence in connection with an assignment of this entire Agreement as part of an internal restructuring or reorganization of Cadence not involving any combination with any third party (other than third parties that either are Affiliates of Cadence as of the Effective Date or are formed in connection with such internal restructuring or reorganization).

           9.4   Fiduciary Duties. Notwithstanding anything to the contrary
                 ----------------
above, the Board shall review all Acquisition Offers in compliance with its fiduciary duties under law and any other applicable laws.

           9.5   Remedies. NTI acknowledges that any breach of this Section 9 by
                 --------
NTI would cause irreparable harm to Cadence for which monetary damages would be inadequate and, therefore, Cadence will be entitled to immediate injunctive relief, without the requirement of posting bond, to prevent any continuing or threatened breach of this Section 9 by NTI.

           9.6   Termination. The rights and obligations under this Section 9
                 -----------
shall terminate upon the earliest to occur of the events described in clauses
(i) or (ii) below (provided, in the case of clause (ii), that NTI shall have complied with the provisions of this Section 9 prior to consummating the transactions described in such clause (ii)). The events referred to above are:
(i) the closing of the initial public offering of NTI, and (ii) a sale of substantially all of the assets of NTI or a merger or consolidation of NTI with or into another corporation or entity pursuant to which the shareholders immediately prior to such merger or consolidation hold less than fifty percent (50%) of the voting equity securities of the surviving or acquiring entity immediately following such merger or consolidation.

     10.   LIMITED WARRANTIES AND DISCLAIMER.

           10.1  Limited Warranty for NTI Product Components. NTI warrants that,
                 -------------------------------------------
at the time of delivery to Cadence, the unmodified NTI Product Components will be complete and functioning and that, for a period of eighteen (18) months from the Effective Date or ninety (90) days

                                                                    CONFIDENTIAL

from the date of the first commercial shipment of the NTI Product Components by Cadence (whichever is shorter) (the "Warranty Period"), the NTI Product Components under normal use will have no Critical Errors. NTI's entire liability and Cadences exclusive remedy under this warranty will be, at NTI's option, to use reasonable commercial efforts to attempt to correct any Critical Errors or to replace the NTI Product Components with functionally equivalent software. If NTI is unable to correct any Critical Error in the initial version of the NTI Product Components delivered to Cadence under Section 2 of this Agreement within sixty (60) days after such Critical Error is reported to NTI by Cadence, Cadence will have the right to terminate this Agreement by written notice to NTI, provided that Cadence reports such Critical Error within the Warranty Period.

           10.2  Exclusions. The warranties under Section 10.1 will not extend
                 ----------
to problems that result from: (i) Cadence's failure to implement all Updates to the NTI Product Components issued to Cadence by NTI; (ii) any alterations of or additions to the NTI Product Components performed by or at the direction of parties other than NTI; (iii) misuse of the NTI Product Components; or (iv) use of the NTI Product Components in conjunction with products not supplied or approved by NTI.

           10.3  Necessary Rights. NTI represents and warrants to Cadence that
                 ----------------
NTI has all rights necessary to grant to Cadence the licenses granted to Cadence in this Agreement.

           10.4  No Viruses. NTI represents and warrants to Cadence that the NTI
                 ----------
Product Components, as delivered by NTI to Cadence under this Agreement, will not contain any computer software code, routines, or devices (other than as set forth in the documentation accompanying such software or code) designed to alter, disable, damage, erase, or impair the use of software or data without the user's knowledge and consent, and that NTI will use commercially reasonable efforts, including the use of commercially available virus detection software, to ensure that the media on which the NTI Product Components are delivered to Cadence do not contain any such code.

           10.5  Year 2000 Compliance. During the Warranty Period, NTI warrants
                 --------------------
that the NTI Product Components will accurately process and handle (including calculating, comparing and sequencing) date and time data from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations, to the extent that other information technology used in combination with the NTI Product Components properly exchange date and time data with it. NTI's entire liability and Cadence's exclusive remedy under this warranty will be, at NTI's option, to use reasonable commercial efforts to attempt to correct any failure of the NTI Product Components to be Year 2000 compliant as described above, unless such failure also constitutes a Critical Error, in which case Cadence will also have the remedies available under Section 10.1.

           10.6  Exclusive Warranties. Except for the express warranties stated
                 --------------------
in Section 10 above, NEITHER PARTY MAKES ANY OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED OR, STATUTORY AND BOTH PARTIES DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NTI disclaims any warranty that the NTI Product Components delivered to Cadence under this Agreement will be capable of productive use if not used with the Cadence Products.

                                                                    CONFIDENTIAL

     11.   INDEMNIFICATION AND LIMITATION OF LIABILITY.

     Indemnification. NTI agrees, at its own expense, to defend or at its
     ---------------
option settle, any third party claim, suit or proceeding (collectively, "Action") brought against Cadence to the extent such Action results from actual or alleged infringement (whether direct, contributory, by inducement, or otherwise) by the NTI Product Components of any U.S. patent, any patent issued in Japan or any European Union country, or any copyright, trade secret, trademark, or other Intellectual Property Right worldwide; provided, that NTI shall have sole control of any such Action or settlement negotiations, and NTI agrees to indemnify and hold Cadence harmless from, subject to the limitations hereinafter set forth, any settlement amounts or final judgment entered against Cadence on such issue in any such Action (regardless of characterization of types of damage). Cadence will (i) notify NTI promptly in writing of such an Action, (ii) give NTI sole control and authority to proceed as contemplated herein, and (iii) give NTI proper and full information and assistance to settle and/or defend any such Action. Failure by Cadence to notify NTI promptly in writing of such an Action will relieve NTI of its obligations under this Section
11.1 only to the extent that NTI's ability to defend the Action is prejudiced by such lack of notice. NTI further agrees to indemnify and hold Cadence harmless for Cadence's reasonable costs and expenses (including reasonable attorneys' fees) incurred in analyzing and tendering to NTI any such Action, provided that Cadence fulfills its obligations under clauses (i), (ii) and (iii) of this
Section 11.1. In addition, in the event that NTI fails to assume the defense of any such Action, and provided that Cadence has fulfilled its obligations under clauses (i), (ii) and (iii) above, then Cadence may give NTI written notice of such failure and an opportunity to cure such failure within thirty (30) business days. In the event that NTI does not assume the defense of such Action within such cure period, then NTI shall further be obligated to indemnify and hold Cadence harmless for Cadence's reasonable costs and expenses (including reasonable attorneys' fees) incurred in the defense or settlement of such action.

If it is adjudicatively determined, or if NTI reasonably believes that the NTI Product Components or any part thereof infringe any patent, copyright, trade secret, trademark or other Intellectual Property Right of a third party, then NTI may, and if the sale, distribution, or use of the NTI Product Components by Cadence is, as a result, enjoined, then NTI shall, at its option and expense:
(a) procure for Cadence the rights under such patent, copyright, trade secret, trademark or other Intellectual Property Right needed for Cadence to exercise all of its rights under this Agreement with respect to the NTI Product Components, or such part thereof; or (b) replace the NTI Product Components, or parts thereof, with non-infringing suitable NTI products or parts with the same functionality (or better) as the infringing NTI Product Components or parts; or
(c) suitably modify the NTI Product Components, or part thereof, to become non-infringing and have the same functionality or better; or (d) if none of the foregoing is feasible and Cadence's continued use and distribution of the infringing NTI Product Component (or part thereof) has been finally enjoined, accept return of such NTI Product Component, or part thereof, terminate distribution or sale thereof, and pay to Cadence an amount equal to a portion of the License Fees previously paid (and reduce the License Fees still to be paid by an amount) commensurate with the value of such NTI Product Component (or part thereof) compared to the value of all the NTI Product Components. NTI will not be liable for any costs or expenses incurred without its prior written authorization, or for any installation costs of replaced NTI products. Any settlement that restricts Cadence's ability to continue using or distributing any NTI Product Components in accordance with this Agreement will not be binding on Cadence unless approved in writing by an authorized officer of Cadence (which

                                                                    CONFIDENTIAL

approval will not be unreasonably withheld). If any settlement restricts Cadence's ability to continue using or distributing any NTI Product Components in accordance with this Agreement, the parties will negotiate in good faith a commensurate reduction in the License Fees.

           11.1  Limitation of Liability. EXCEPT WITH RESPECT TO BREACH OF
                 -----------------------
SECTIONS 12 (CONFIDENTIALITY), 3 (LICENSE GRANTS), 4 (EXCLUSIVITY) AND 9 (RIGHT TO MATCH ACQUISITION OFFER) AND EXCEPT WITH RESPECT TO LIABILITY UNDER SECTION
11.1 (INDEMNIFICATION), NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOST PROFITS OR BUSINESS OPPORTUNITIES, LOST DATA, OR ANY OTHER INDIRECT, INCIDENTIAL, CONSEQUENTIAL, SPECIAL, OR RELIANCE DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE. THESE LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NTI'S TOTAL, CUMULATIVE LIABILITY UNDER SECTION 11.1 FOR ANY AND ALL CLAIMS OF INFRINGEMENT OF PATENTS ISSUED IN JAPAN OR ANY EUROPEAN UNION COUNTRY WILL BE LIMITED TO THE AGGREGATE AMOUNT PAID BY CADENCE TO NTI UNDER THIS AGREEMENT.

     12.   CONFIDENTIALITY.

           12.1  Definition. The term "Confidential Information" shall mean any
                 ----------
information disclosed by one party to the other party in connection with this Agreement which is disclosed in writing, electronically, orally or by inspection and which a party has a reasonable basis to believe is treated as confidential by the other party.

           12.2  Obligation. Each party shall treat as confidential all
                 ----------
Confidential Information received from the other party, shall not use such Confidential Information except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other party's prior written consent. Each party shall take reasonable measure to prevent the disclosure and unauthorized use of Confidential Information of the other party for a period from the time of disclosure until the later to occur of
(i) the date five (5) years after such disclosure, or (ii) the expiration or termination of this Agreement.

           12.3  Exceptions. Notwithstanding the above, the restrictions of this
                 ----------
Section 12 shall not apply to information that:

                 (a) was independently developed by the receiving party without any use of the Confidential Information of the other party and by employees or other agents of (or independent contractors hired by) the receiving party who have not been exposed to the Confidential Information as demonstrated by written documentation;

                 (b) becomes known to the receiving party, without restriction, from a third party without breach of this Agreement and who had a right to disclose it;

                                                                    CONFIDENTIAL

                 (c) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving party; or

                 (d) was rightfully known to the receiving party, without restriction, at the time of disclosure.

           12.4  Government Order. If a receiving party is required under an
                 ----------------
order or requirement of a court, administrative agency, or other governmental body to disclose any Confidential Information, then such receiving party shall provide prompt notice thereof to the other party and shall use its reasonable commercial efforts to obtain a protective order or otherwise prevent public disclosure of such information.

           12.5  Residuals. This Section 12 is not intended to prevent the
                 ---------
receiving party from using Residual Knowledge, subject to any valid patents and copyrights of the disclosing party. "Residual Knowledge" means ideas, concepts, know-how, or techniques related to the disclosing party's technology or general skill, knowledge, talent and expertise that are retained in the unaided memories of the receiving party's employees who have had access to the Confidential Information of the disclosing party, but in no event including Confidential Information relating to the source code of the NTI Product Components to the extent that Cadence employees gain access to such source code under Section 15 of this Agreement. An employee's memory is considered unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.

     13.   DISPUTE RESOLUTION.

     If NTI and Cadence are unable to resolve any dispute, controversy or claim arising out of this Agreement between them, then, prior to exercising its right to terminate under any provision of this Agreement or (in the case of a dispute over whether Cadence has met the Production Release Milestones set forth in Exhibit D) prior to NTI entering into an OEM or distribution agreement with Synopsys as permitted under Section 4.2, either NTI or Cadence shall, by written notice to the other, first have such dispute referred to a Senior Vice President (or equivalent) of NTI and Cadence, for attempted resolution by good faith negotiations within ten (10) business days after such notice is received. If not resolved within such ten (10) business day period, the parties shall escalate the dispute to their respective Chief Operating Officers (or equivalent) for resolution within thirty (30) business days after expiration of the initial ten
(10) day period. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by face-to-face meetings within ten (10) business days and at mutually convenient times within the period stated above.

     14.   TERM AND TERMINATION.

           14.1  Term. The term of this Agreement shall commence on the
                 ----
Effective Date and, unless terminated earlier as provided under Section 14.3 or renewed as provided under Section 14.2, shall expire at the end of the Initial Term.

           14.2  Option to Renew. Cadence shall have the option of renewing this
                 ---------------
Agreement for the "Renewal Term" by giving NTI written notice of its intent to exercise such option on or

                                                                    CONFIDENTIAL

before March 31, 2002. In the event Cadence opts to extend this Agreement for the Renewal Term, the Agreement shall continue in full force and effect for a term of two (2) years from January 1, 2003 through December 31, 2004.

           14.3  Termination for Breach. If either party (the "Breaching Party")
                 ----------------------
materially breaches any term or condition of this Agreement, the other party (the "Non-Breaching Party") may give written notice of such breach to the Breaching Party. The Breaching Party will then have ten (10) days to notify the Non-Breaching Party if the Breaching Party believes it has not materially breached this Agreement, in which case the parties will attempt to resolve the dispute in accordance with Section 13. If the Breaching Party acknowledges in writing that it has materially breached this Agreement or fails to provide such notice to the Non-Breaching Party within this ten (10) day period, or if the parties are unable to resolve the dispute in accordance with Section 13, then the Breaching Party will have thirty (30) days to cure the breach. If the Breaching Party is unable to cure the breach within this thirty (30) day period, the Non-Breaching Party may terminate this Agreement by written notice to the Breaching Party at any time within thirty (30) days following the end of such thirty (30) day period.

           14.4  Effect of Termination. Except as otherwise specifically set
                 ---------------------
forth in this Agreement, the following sections shall survive the expiration or termination, for any reason, of this Agreement: 1 (Definitions), 10 (Limited Warranties and Disclaimer), 11 (Indemnification and Limitation of Liability), 12 (Confidentiality), 16 (Assignment), and 17 (Miscellaneous). All other Sections and all licenses hereunder shall terminate upon the expiration or termination, for any reason, of this Agreement except as provided in Sections 14.5, 14.6,
14.7 and 15.3 below.

           14.5  Rights Upon Cadence Breach. In the event of termination of the
                 --------------------------
Agreement by NTI for a material breach by Cadence, the following shall apply regarding Cadence's right to continue to ship the NTI Product Components and Upgrades thereto after such termination:

                 (a)   Non-Intellectual Property or Payment Related Breach. If
                       ---------------------------------------------------
the material breach by Cadence is not related to NTI's Intellectual Property rights or NTI's right to receive fees under the Agreement, then after termination Cadence shall only have the right to ship the then-current version of the NTI Product Components available at the time of the breach as part of Updates to the Cadence Combined Products to Cadence customers who, prior to breach, already purchased the Cadence Combined Product.

                 (b)   Intellectual Property or Payment Related Breach. If the
                       -----------------------------------------------
Cadence breach is a material breach relating to NTI's Intellectual Property rights or NTI's right to receive fees under the Agreement, then Cadence shall have no right to continue shipping any NTI Product Components under any circumstances.

           14.6  Rights Upon NTI Breach. In the event of a material breach by
                 ----------------------
NTI, Cadence shall have the right to either:

                 (a) terminate this Agreement in accordance with Section 14.3 and have the same rights as provided under Section 3 for the remainder of the Initial Term and the Renewal Term (if (i) the termination took place before the time for Cadence to make its election regarding the

                                                                    CONFIDENTIAL

Renewal Term, or (ii) if termination took place after Cadence has elected to renew the Agreement), or just for the remainder of the Initial Term if the time for election had passed prior to termination and Cadence had not elected to extend the Agreement into the Renewal Term; provided, however that except as provided in Section 14.6(b), Cadence shall pay NTI a reduced License Fee in the amount of [***] of the original License Fee (including the License Fee owed for the Renewal Term, if Cadence elects to preserve its rights for the Renewal
Term) owed under this Agreement (any such additional payments will be due in accordance with the schedule in Exhibit E); or

                 (b) if the NTI breach was a material breach of Section 4, terminate this Agreement in accordance with Section 14.3 and have the same rights as provided under Section 3 with no further payments of the License Fee whatsoever for the remainder of the Initial Term and the Renewal Term (if (i) the termination took place before the time for Cadence to make its election regarding the Renewal Term, or (ii) if termination took place after Cadence has elected to renew the Agreement), or just for the remainder of the Initial Term if the time for election had passed prior to termination and Cadence had not elected to extend the Agreement into the Renewal Term.

In any case of termination under this Agreement, after such termination NTI will have no obligation under this Agreement to provide Updates to Cadence.

           14.7  Rights upon Expiration. Upon the expiration of the Renewal Term
                 ----------------------
(or, if none, the Initial Term), Cadence shall only have the right to ship the then-current version of the NTI Product Components available at the time of such expiration to the Cadence Combined Products to Cadence customers who, prior to such expiration, already purchased the Cadence Combined Product; provided that, Cadence shall only be permitted to continue such shipments until the end of life of the release of the Cadence Combined Products which were being shipped at the time of the expiration.

           14.8  Return of Materials. Upon the expiration or termination of this
                 -------------------
Agreement for any reason, and except for copies of such items as may be reasonably required by NTI to exercise any surviving rights or fulfill any surviving obligations, NTI shall promptly (i) return to Cadence the originals and all copies (in tangible form or stored in storage or memory devices) of all Cadence Materials, all Confidential Information of Cadence and all other material provided hereunder by Cadence in NTI's possession or control; and (ii) provide Cadence with a written statement certifying that it has complied with the foregoing obligations. Upon the termination of this Agreement for any reason, and except for such items as may be reasonably required by Cadence to exercise any surviving rights or fulfill any surviving obligations, Cadence shall promptly (a) return to NTI the originals and all copies (in tangible form or stored in storage or memory devices) of all Confidential Information of NTI and all other material provided hereunder by NTI in Cadence's possession or control; and (b) provide NTI with a written statement certifying that it has complied with the foregoing obligations.

           14.9  Remedies Cumulative. If Cadence elects to terminate this
                 -------------------
Agreement due to a material breach by NTI, such termination will be Cadence's sole and exclusive remedy for such breach. Except as specifically set forth in this Agreement, termination shall be in addition to all other legal or equitable remedies available to either party.

[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    CONFIDENTIAL

     15.   ESCROW.

           15.1  Escrow Account. Within ninety (90) days of the Effective Date
                 --------------
of this Agreement, NTI agrees to place and maintain current in an escrow account with an escrow agent in California selected by Cadence and reasonably acceptable to NTI a complete copy of the source code for the NTI Product Components hereunder and any Updates and related documentation thereto that Cadence is licensed to use hereunder (collectively "Source Code"). Cadence shall have the right at any time to contact the escrow agent for the purpose of confirming that the Source Code is in the escrow account and verifying the instructions to the escrow agent to release the Source Code under the circumstances specified in
Section 14.2 below. Cadence shall bear all fees, expenses and other charges of the escrow agent to open and maintain such escrow account.

           15.2  Release. The escrow agreement between Cadence, NTI and the
                 -------
escrow agent will provide that, if NTI (or its successors or assigns) liquidates, makes general assignment for the benefit of creditors, or ceases doing business as a going concern, or if NTI ceases to support the NTI Product Components or commits a material and ongoing breach of its support obligations under Section 8.2 above that is not cured within thirty (30) days of written notice from Cadence, then, upon notice thereof by Cadence to NTI and the escrow agent, the escrow agent shall deliver the Source Code to Cadence. If NTI disputes Cadence's right to the Source Code, the matter shall be referred to arbitration or a court of jurisdiction.

           15.3  License. NTI hereby grants to Cadence a nonexclusive right to
                 -------
use, reproduce, and modify such Source Code solely to correct Errors in the NTI Product Components, to maintain the compatibility of the NTI Product Components with the Cadence Products and third party software used in conjunction with the NTI Product Components, and to provide minor functionality enhancements to the NTI Product Components consistent with the enhancements being made to the Cadence Products. The object code derived from the Source Code so modified shall be deemed to be NTI Product Components hereunder and subject to the same rights and restrictions on use, reproduction, and disclosure that are contained in this Agreement with respect to the NTI Product Components. Cadence shall not distribute, sell or sublicense the Source Code. The Source Code shall be subject to the confidentiality provisions set forth in this Agreement in Section 12. In addition, Cadence shall restrict disclosure of the Source Code to those within its organization who need to use it for the purposes set forth above, and shall keep it in a secure, locked location when not in use. NTI shall retain all right, title and interest in and to the Source Code. The license granted in this Section shall survive termination of the Agreement in accordance with Section 14 if the escrow provisions were triggered prior to termination or expiration of the Agreement, but Cadence may not trigger the escrow provisions post-termination or expiration.

     16.   ASSIGNMENT.

     Neither party may, by operation of law or otherwise, assign any of its rights or delegate any of its obligations under this Agreement without the prior express written consent of the other party. Notwithstanding the foregoing, either party may assign all (but not part) of its rights and delegate all (but not part) of its obligations under this Agreement to a third party as part of any acquisition of such assigning party by such third party, provided that notice of and details concerning such proposed assignment and delegation is given to the non-assigning party, and Cadence may assign this

                                                                    CONFIDENTIAL

Agreement to any of its Affiliates; provided that, in no event, may Cadence assign its rights or delegate duties under this Agreement to any third party which Cadence has engaged or is working with to develop, license, acquire, market or distribute any technologies which have substantially the same functionality as the NTI Product Components as is permitted under Section 4.2 of this Agreement. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns. Any permitted assignment under this Section 16 shall be subject to the assignee agreeing in writing to be bound by all the terms and conditions of this Agreement.

     17.   MISCELLANEOUS.

           17.1  Waivers. No waiver of any provision of this Agreement shall be
                 -------
effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

           17.2  No Limitation. Use of the word "including" is meant to be
                 -------------
illustrative only and not limiting.

           17.3  Descriptive Headings. The descriptive headings herein are
                 --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

           17.4  Governing Law. This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of California without application of any choice of law principles. All disputes under this Agreement shall be brought in the courts located in Santa Clara County, California.

           17.5  Independent Contractors. The parties are independent
                 -----------------------
contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

           17.6  Notices. All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their addresses set forth on the first page of this Agreement or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication so delivered shall be deemed effective on delivery or when delivery is refused. Any notice or communication to Cadence shall be addressed to the attention of the General Counsel.

           17.7  Severability. If any provision of this Agreement is held by a
                 ------------
court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to

                                                                    CONFIDENTIAL

best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

           17.8  Entire Agreement. This Agreement, including all Exhibits
                 ----------------
attached hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

           17.9  Amendment. No change or amendment will be made to this
                 ---------
Agreement except by an instrument in writing signed on behalf of each of the parties hereto.

           17.10 Exhibits. Each Exhibit attached to this Agreement is deemed a
                 --------
part of this Agreement and incorporated herein wherever reference to it is made.

           17.11 No Implied Licenses. No licenses are to be implied from any
                 -------------------
term of this Agreement other than the licenses expressly granted herein.

           17.12 Counterparts. This Agreement may be executed in counterparts,
                 ------------
each of which will be deemed an original.

     IN WITNESS WHEREOF, the parties have caused this License Agreement to be signed by their duly authorized representatives.

NUMERICAL TECHNOLOGIES, INC.           CADENCE DESIGN SYSTEMS, INC.

By: /s/ Yagyensh C. Pati               By: /s/ William Porter
    --------------------                   ------------------

Name: Yagyensh C. Pati                 Name: William Porter
      ----------------                       --------------

Title: President & CEO                 Title: Chief Financial Officer
       ---------------                        -----------------------

                                                                    CONFIDENTIAL

                          EXHIBIT A: CADENCE PRODUCTS

Assura(TM) physical verification products: Consisting of DRC, LVS, RCX, and SI (signal integrity) tools for both batch and interactive physical verification, extraction and analysis.

Virtuoso(TM) physical design products: Consisting of products for custom physical design, layout editing, and layout compaction.

Envisia cell-based design products: Consisting of products providing placement, routing, interconnect parasitic extraction, timing and delay analysis capabilities for digital, cell-based design.

                                                                    CONFIDENTIAL
                       EXHIBIT B: NTI PRODUCT COMPONENTS

Silicon Design Rule Check (SiDRC), Version 1.0: Silicon vs. Layout verification software engine, in the form of binary shared libraries, that uses lithography simulation to locate and flag areas of an integrated circuit layout design that produce projected wafer patters outside the specified tolerance. This engine is accompanied with a C header-file that allows the user to call the engine's API. This will also include ModelGen (as described below), a complete mathematical description of the semi-empirical component model, and description of the model data file format.

ImagIC, Version 1.1: Software engine, in the form of binary code and the scripts needed to link Virtuoso Layout Editor with NTI's simulation engines, that generates real-time wafer image from layout data using lithography simulation. This will also include ModelGen.

NumeriTech Optical Proximity Correction Tool (NOPC), Version 1.0: Rules-based and simulation-based Optical Proximity Correction software engine, in the form of binary shared libraries, that applies corrections based on the OPC rules (or model information for the Simulation-based engine) to compensate for the subwavelength lithographic effects. This engine is accompanied with a C header-file that allows the user to call the engine's API.

NumeriTech Optical Proximity Correction GUI (NOPC-GUI), Version 3.1: Graphical User Interface software, in the form of a binary application, that allows for viewing and modifying OPC rules, as well as adding constraints and usage options. This software will save the input from the user and will create a command file, in TCL format, that will drive the operations of NOPC engine.

RuleGen, Version 1.3: Software, in the form of a binary application, that automatically creates OPC rules from the calibrated optical/lithography process models.

ModelGen, Version __: Software, in the form of a binary application, that automatically creates a Model file from optical/lithography process models. The Model file is read by several applications (e.g., Imagic and SiDRC).

         ModelCalibrator, Version 2.1: Software, in the form of a binary application, that inputs of results of test-chip measurements based on which it then calibrates the optical/lithography process models used by NTI tools and components.

                                                                    CONFIDENTIAL

                             EXHIBIT C: TRADEMARKS

NTI Trademarks:   Registered Trademark: Virtual Stepper (R)

Corporate Trademarks: Numerical Technologies (TM), Inc.

NumeriTech (TM)

The Numerical Technologies logo.

Product Trademarks:

iN-Phase

TROPiC

N-Abled

SiVL

ImagIC

SiDRC

SiImage

Rule-Gen

Model-Gen

NOPC

IC Workbench

                                                                    CONFIDENTIAL

               EXHIBIT D: CADENCE PRODUCTION RELEASE MILESTONES

Production Release Milestone #1
-------------------------------
[***]




Production Released deadline by: June 30, 2000
Production Release Number: [***]

Production Release Milestone #2
-------------------------------
[***]



Production Released deadline by: July 31, 2000

Production Release Number: [***]









[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    CONFIDENTIAL

                   EXHIBIT E: LICENSE FEES PAYMENT SCHEDULE

Fees During Initial Term
------------------------

1999
----
upon execution
of the Agreement          [***]

2000
----
January 3                 [***]
April 3                   [***]
July 3                    [***]
October 2                 [***]

2001
----
January 2                 [***]
April 2                   [***]
July 2                    [***]
October 1                 [***]

2002
----
January 2                 [***]
April 1                   [***]
July 1                    [***]
October 1                 [***]

Total Fees
During Initial Term:      [***]

Fees During Renewal Term

2003
----
January 2                 [***]
April 1                   [***]
July 1                    [***]
October 1                 [***]

2004
----
January 2                 [***]
April 1                   [***]
July 1                    [***]
October 1                 [***]

Total Fees
During Renewal Term:      [***]


[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                  DRAFT 12/15/99

                            EXHIBIT F: SERVICE FEES

Service Fee Payment Schedule
----------------------------

1999
----
Upon
execution of
the Agreement           [***]

2000
----
January 3               [***]
April 3                 [***]
July 3                  [***]
October 2               [***]

2001
----
January 2               [***]
April 2                 [***]
July 2                  [***]
October 1               [***]

2002
----
January 2               [***]
April 1                 [***]
July 1                  [***]
October 1               [***]

Total Fees During Initial Term:


Fees During Renewal Term

2003                    [***]
----
2004                    [***]
----

Total Fees During Renewal Term: [***]


[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.